TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of August 12, 2021, by and among CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (“Borrower”), the undersigned parties to this Amendment executing as “Guarantors” (hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), THE HUNTINGTON NATIONAL BANK (“Huntington”), BMO HARRIS BANK N.A. (“BMO”; KeyBank, Huntington and BMO collectively, the “Lenders”), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent, KeyBank and the lenders party thereto are parties to that certain Credit Agreement dated as of March 1, 2017, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of May 11, 2017 (the “First Amendment”), as amended by that certain Second Amendment to Credit Agreement dated as of December 13, 2017 (the “Second Amendment”), as amended by that certain Third Amendment to Credit Agreement dated as of March 8, 2019 (the “Third Amendment”), as amended by that certain Fourth Amendment to Credit Agreement dated as of May 3, 2019 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Credit Agreement dated as of August 9, 2019 (the “Fifth Amendment”), as amended by that certain Sixth Amendment to Credit Agreement and Other Loan Documents dated as of March 30, 2020 (the “Sixth Amendment”), as amended by that certain Seventh Amendment to Credit Agreement and Other Loan Documents dated as of May 13, 2020 (the “Seventh Amendment”), as amended by that certain Eighth Amendment to Credit Agreement dated as of November 16, 2020 (the “Eighth Amendment”), and as amended by that certain Ninth Amendment to Credit Agreement and other Loan Documents dated as of November 18, 2020 (the “Ninth Amendment”) (such Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment, may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, certain of the Guarantors executed and delivered to Agent that certain Unconditional Guaranty of Payment and Performance dated as of March 1, 2017, as amended by the First Amendment, the Sixth Amendment and the Seventh Amendment (as such Guaranty, as amended by the First Amendment, the Sixth Amendment and the Seventh Amendment, may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);

WHEREAS, Borrower and certain of the Guarantors executed and delivered to Agent that certain Cash Collateral Account Agreement dated as of March 1, 2017, as amended by that certain First Amendment to Cash Collateral Account Agreement dated as of March 24, 2017, as amended by the First Amendment, as amended by that certain Second Amendment to Cash Collateral Account Agreement dated as of June 21, 2017, as amended by that certain Third Amendment to Cash Collateral Account Agreement dated as of August 31, 2017, as amended by that certain Fourth Amendment to Cash Collateral Account Agreement dated as of January 17, 2018, and as amended by that certain Fifth Amendment to Cash Collateral Account Agreement dated as of February 21, 2018, as amended by the Sixth Amendment, and as amended by the Sixth Amendment to Cash Collateral Account Agreement dated as of May 13, 2020 (as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Cash Collateral Agreement”);

WHEREAS, CDOR TLH Magnolia, LLC, TRS TLH Magnolia, LLC, CDOR LEX Lowry, LLC, TRS LEX Lowry, LLC, CDOR AUS Louis, LLC and TRS AUS Louis, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated March 24, 2017; and

WHEREAS CDOR MCO Village, LLC and TRS MCO Village, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated June 21, 2017; and

WHEREAS, CDOR ELP Edge, LLC, TRS ELP Edge, LLC, CDOR AUS Casey, LLC and TRS AUS Casey, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated August 31, 2017; and

WHEREAS, CDOR AUS Tech, LLC and TRS AUS Tech, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated January 17, 2018; and

WHEREAS, CDOR CHS Holiday, LLC and TRS CHS Holiday, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated February 21, 2018; and

WHEREAS, Spring Street Hotel Property LLC and Spring Street Hotel OPCO LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated May 13, 2020; and

WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement, and Agent and the undersigned Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

Definitions

.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

Modifications of the Credit Agreement

.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a) By inserting the following new definitions into §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Borrowing Availability Limit. $122,228,812.00, as reduced from time to time pursuant to §3.2(d).”;

“Exit Fees. Collectively, the fees due to the Agent, for the pro rata accounts of all the Lenders, pursuant to (i) Section 2(c) of that certain Agreement Regarding Fees dated November 18, 2020 among Borrower, KCM, Agent and the Lenders in connection with the Ninth Amendment to Credit Agreement, as amended, modified or supplemented from time to time (“Exit Fee 1”), and (ii) Section 2(c) of that certain Agreement Regarding Fees executed on or about the date of the Tenth Amendment to Credit Agreement among Borrower, the Lenders and KCM, as amended, modified or supplemented from time to time (“Exit Fee 2”).”;

“Leawood Borrowers.  Collectively, TRS KCI LOFT, LLC and CDOR KCI LOFT, LLC.”;

“Leawood Lender. OSK X, LLC, its successors and/or assigns.”;

“Leawood Loan.  The mortgage loan(s) to the Leawood Borrowers held by Leawood Lender in the aggregate original principal amount of $15,925,000, and secured by the Leawood Property.”;

“Leawood Property.  The Real Estate located at 11620 Ash Street, Leawood, Kansas, commonly known as the Aloft Leawood-Overland Park.”;

“Potential Leawood Default.  The occurrence of an Event of Default arising under §12(f)(i) of this Agreement as a result a breach or default by or on behalf of the Leawood Borrowers or any other obligor with respect to the Leawood Loan under any of the agreements, instruments or documents now or hereafter evidencing, securing or otherwise executed, delivered and/or entered into in connection with the Leawood Loan and/or the acceleration of the Indebtedness evidenced thereby.”;

“Sales Process.  See §8.8.”;

“Sales Process Broker.  Hodges Ward Elliot.”;

“Standstill Conditions. The continued satisfaction of each of the following conditions:

(i) The Borrowers and Guarantors shall be in compliance in all material respects with all of the terms, conditions and provisions of this Agreement and the other Loan Documents and no Default or Event of Default shall have occurred, other than the Potential Leawood Default;

(ii) REIT and the Leawood Borrowers shall be actively and diligently pursuing any and all good faith defenses with respect to any breaches, defaults or claims alleged or asserted by or on behalf of the Leawood Lender after any acceleration of the indebtedness evidenced by the Leawood Loan, the commencement of any enforcement action on account of such indebtedness or the exercise of any remedy with respect to such indebtedness (or, in each case, the written threat of such acceleration or other enforcement), or shall have entered into a standstill or forbearance agreement with the Leawood Lender in respect of all such breaches, defaults and claims in form and substance acceptable to Agent;

(iii) No litigation, suit, arbitration, dispute resolution or other action shall have been filed or commenced (A) against REIT, the Leawood Borrowers, any other obligor of the Leawood Loan or any of their respective Subsidiaries or Affiliates in connection with the Leawood Loan and/or (B) seeking the enforcement of any collateral securing the Leawood Loan, in each case, with respect to which a trial, foreclosure sale or auction or other similar proceeding has been scheduled or otherwise occurs on or prior to November 1, 2021;

(iv) None of REIT, the Leawood Borrowers, any other obligor of the Leawood Loan or any of their respective Subsidiaries or Affiliates shall have (A) filed a voluntary petition or application for relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect (a “Bankruptcy Law”), become subject to the filing of an involuntary petition or application for relief under any Bankruptcy Law, or been adjudicated as bankrupt or insolvent, (B) filed any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Bankruptcy Law or taken any action in furtherance of any of the foregoing, (C) petitioned or applied for, or consented or acquiesced to, the appointment of any trustee, custodian, conservator, receiver or liquidator with respect to such Person or any substantial part of its assets, (D) made any general assignment for the benefit of creditors, or admitted in writing its general inability to pay or generally failed to pay its debts as they mature or become due;

(v) REIT, Borrower or any of their respective Subsidiaries shall not be in breach or default in any material respect of any of their respective obligations under any agreement or contract entered into in connection with the Sales Process (beyond any applicable notice and cure period), and such Persons shall not have terminated the Sales Process and shall continue to use good faith commercially reasonable efforts to complete the Sales Process;

(vi) No litigation, other proceeding or order (whether temporary, preliminary or permanent) of a court of competent jurisdiction shall have been filed or threatened in writing that could or does in effect prevent, restrain or enjoin the undertaking of the Sales Process or the consummation of any of the asset sales contemplated thereby;

(vii) The Liquidity of Borrower shall not be less than $6,000,000.00.”; and

“Standstill Period. The period commencing on August 12, 2021 and expiring on the earliest to occur of (i) November 1, 2021 or (ii) the date on which any of the Standstill Conditions fails to be satisfied, as determined by Agent.”;

(b) By deleting in its entirety the table appearing in the definition of “Applicable Margin” in §1.1 of the Credit Agreement and inserting in lieu thereof the following new table:
Period:	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
From October 2, 2020 through and including April 1, 2021	3.50%	2.50%
From April 2, 2021 through and including August 30, 2021	3.75%	2.75%
For the period from August 31, 2021 and thereafter	4.00%	3.00%

(c) By deleting in its entirety the last sentence of the definition of “Borrowing Availability” in §1.1 of the Credit Agreement.
(d) By deleting in its entirety the definition of “Liquidity” in §1.1 of the Credit Agreement and inserting in lieu thereof the following new definition:

“Liquidity.  As of any date of determination, the sum of (i) Unrestricted Cash and Cash Equivalents of the REIT and its Subsidiaries plus (ii) the Borrowing Availability as of such date.”;

(e) By deleting in its entirety the definition of “Interest Holdback” in §1.1 of the Credit Agreement.
(f) By deleting in its entirety the definition of “Permitted Borrowings” in §1.1 of the Credit Agreement and inserting in lieu thereof the new definition:

“Permitted Borrowings.  The uses for which the Borrowing Availability may be used by Borrower, which shall be limited to budgeted capital expenditures and other items, in each case, set forth in the Approved Budget; provided, however, that any advance of a Revolving Credit Loan in excess of the Borrowing Availability Limit shall be subject to the prior approval of the Required Lenders.  Permitted Borrowings shall be further subject to the terms of §7.23.”;

(g) By inserting the following new sentence at the end of §2.1(a) of the Credit Agreement:

“Notwithstanding anything in this Agreement to the contrary, from and after the effectiveness of the Tenth Amendment to Credit Agreement, without the prior approval of the Required Lenders, Borrower shall not be entitled to request or obtain an advance of a Revolving Credit Loan in an amount which, when taken together with the outstanding principal balance of all other advances of Revolving Credit Loans made from and after the effectiveness of the Tenth Amendment to Credit Agreement, would exceed the Borrowing Availability Limit in effect as of the date.”

(h) By deleting in its entirety §3.2(d) of the Credit Agreement and inserting in lieu thereof the following new §3.2(d):

“(d)Any prepayment of principal pursuant to §3.2(b), §3.2(c)(i) or §5.5 shall result in a dollar-for-dollar permanent reduction of the Borrowing Availability Limit and the Commitments (provided that any prepayment pursuant to §3.2(c)(i) solely as a result of a new Equity Offering shall only result in a permanent reduction of the Borrowing Availability Limit and the Commitments in an amount equal to fifty percent (50%) of the net proceeds of such new Equity Offering), which reduction of Commitments shall be allocated to the Lenders pro rata in accordance with their respective Commitment Percentages.”;

(i) By inserting the following new §3.2(f) into the Credit Agreement:

“(f)Notwithstanding anything contained in this Agreement to the contrary, together with any prepayment required by Borrower pursuant to §3.2(c)(i) or §5.5 on account of the sale or other permanent disposition of an asset (including, without limitation, a Borrowing Base Asset), Borrower shall pay to Agent, for the pro rata account of the Lenders, an amount equal to the product of (X) the net proceeds of such asset sale divided by $130,000,000, multiplied by (Y) the aggregate amount of Exit Fees accrued as of the date of such prepayment, or such lesser amount to which the Required Lenders agree in writing, which payment shall reduce the total amount of Exit Fees payable by Borrower on a dollar-for-dollar basis (such reduction to be pro rata among the accrued amounts Exit Fee 1 and Exit Fee 2 as of such date).  For the avoidance of doubt, such payment of Exit Fees shall be made from the net proceeds of such asset sale and shall reduce the amount of such net proceeds that are applied as a prepayment to the Loans pursuant to §3.2(c)(i) or §5.5.”;

(j) By deleting in its entirety the first (1st) sentence of §4.2 of the Credit Agreement and inserting in lieu the following new sentence:

“The Borrower agrees to pay to KeyBank, the Agent and KCM for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to the fee letter or letters among the Borrower, KeyBank and KCM, the Agreement Regarding Fees executed on November 18, 2020 in connection with the Ninth Amendment to Credit Agreement among Borrower, the Lenders and KCM, and the Agreement Regarding Fees executed on or about the date of the Tenth Amendment to Credit Agreement among Borrower, the Lenders and KCM (collectively, the “Agreement Regarding Fees”).”;

(k) By deleting in its entirety the last sentence of §5.2 of the Credit Agreement.
(l) By inserting the following parenthetical at the end of §7.4(k) of the Credit Agreement:

“(Notwithstanding the foregoing, within ten (10) Business Days after Borrower’s selection of best and final bids for the Hotel Properties to be sold in the Sales Process, if any such selection is made, Borrower shall provide to Agent an updated budget of the REIT and its Subsidiaries for the remainder of calendar year 2021 (the “Post-Sales Process Budget”), which budget (and each subsequent budget delivered pursuant to this §7.4(k)) shall include for such period, without limitation, line item detail for (i) fees and expenses to be incurred in connection with the Sales Process (including, without limitation, legal fees and expenses, brokerage fees and other third-party costs) and subsequent winding down of operations, (ii) salary and other compensation for senior management of the REIT and its Subsidiaries by position (including, without limitation, detail regarding anticipated attrition or additional roles resulting from the Sales Process or subsequent winding down of operations), (iii) termination fees in respect of management, employment, franchise or other contracts anticipated as result of the Sales Process or subsequent winding down of operations, and (iv) legal and other material third-party consultant expenses to be incurred by the REIT and its Subsidiaries, and upon the approval of such Post-Sales Process Budget by the Required Lenders, such Post-Sales Process Budget shall constitute the Approved Budget for calendar year 2021)”;

(m) By deleting in its entirety §7.23(b) of the Credit Agreement and inserting in lieu thereof the words “Intentionally Omitted;”
(n) By inserting the following new sentence at the end of §8.8 of the Credit Agreement.

“Notwithstanding the foregoing, Borrower and Lenders acknowledge and agree that (i) Borrower has engaged Sales Process Broker to market for sale to third parties all of Borrower’s Hotel Properties (either individually or collectively) pursuant to an arm’s length bidding process, which may result in the sale of all or substantially all of such Hotel Properties (the “Sales Process”), and (ii) so long as Borrower remains in compliance with the terms and conditions hereof (including, without limitation, §3.2(c)(i), §3.2(f) and §5.5 with respect to prepayments required on account of any asset sales resulting from the Sales Process), such sale of Hotel Properties pursuant to the Sales Process shall be excluded from the limitation on the sale or disposition of all or substantially all of the assets of the Borrower and its Subsidiaries set forth in this §8.8.”;

(o) By inserting the following new §8.18 into the Credit Agreement:

“§8.18  Permitted Expenditures.  From and after the approval of the Post-Sales Process Budget in accordance with §7.4(k), Borrowers shall not, without the prior written approval of the Required Lenders, modify or amend the Approved Budget or make (or permit to be made) any expenditure other than for payment of actual operating expenses of the Borrowing Base Properties and the other Hotel Properties, payment of debt service as permitted hereunder, the corporate overhead and general and administrative expense of the REIT and its Subsidiaries, costs and expenses associated with the Sales Process and subsequent winding down of operations, and any budgeted capital expenditures with respect to Borrowing Base Properties and the other Hotel Properties, in each case, exclusively as set forth in the Approved Budget; provided, however, that Borrower may make (or permit to be made) expenditures contemplated under the Approved Budget in excess of the applicable budgeted amount for the related line item category so long as such expenditure, in the aggregate with all other expenditures falling under the same line item category in the Approved Budget, does not exceed the applicable budgeted amount for such line item category for the applicable period by more than five percent (5%).”;

(p) By deleting in its entirety §12.1(s) appearing in the Credit Agreement and inserting in lieu thereof the following new §12.1(s):

“(s)The Initial Subordinate Debt is not converted to common stock of the REIT or paid in full as permitted by the Initial Subordination and Standstill Agreement on or before October 31, 2021”; and

(q) By inserting the following new §12.7 into the Credit Agreement:

“§12.7Temporary Standstill for Potential Leawood Default.  Notwithstanding anything to the contrary contained herein or in the other Loan Documents, so long as each of the Standstill Conditions are and continue to be satisfied, Agent and the Lenders hereby agree to refrain during the Standstill Period from exercising any of their respective rights and remedies under this Agreement or the Loan Documents that exist by virtue of the Potential Leawood Default.  Borrower shall immediately notify Agent in the event Borrower becomes aware that any of the Standstill Conditions is not at any time satisfied during the Standstill Period.  In addition, Borrower shall immediately provide Agent with a copy of any notice received from or given to the Leawood Lender (or any nominee, designee, servicer and/or agent thereof) in respect of the Leawood Loan during the Standstill Period.  From and after the expiration of the Standstill Period, and without further notice to the Borrower, any Guarantor, or any other party to this Agreement or other Loan Document, Agent and the

Lender shall be immediately entitled to fully enforce the Loan Documents, including, without limitation, immediately exercising all their respective rights and remedies under this Agreement and the other Loan Documents, whether arising under law or equity, arising from the Potential Leawood Default. Borrower and the Guarantors unconditionally and irrevocably waive further notice and any and all grace or cure periods that may be required prior to the exercise by Agent and the Lenders of any rights or remedies they may have, whether under this Agreement, the other Loan Documents, at law or in equity, with respect to the Potential Leawood Default.  The Agent and the Lenders hereby expressly reserve all of their respective rights and remedies under this Agreement, the other Loan Documents and under applicable law with respect to the Potential Leawood Default, except as expressly limited in this §12.7.”

Limited Waiver

.  Subject to the execution and delivery of this Amendment by the Borrower and the Guarantors, the Agent and the Lenders hereby agree that any Default or Event of Default that may have occurred under §12.1(s) of the Credit Agreement prior to the effectiveness of this Amendment shall be waived.  The aforesaid waiver shall only be applicable to the limited circumstances described in the immediately preceding sentence (and without limiting the foregoing, such limited waiver shall not in any event apply to any Default or Event of Default arising under §12.1(s) after the effectiveness of this Amendment), and except as expressly provided in this Amendment, Borrower and Guarantors shall be required to strictly comply with the provisions of the Credit Agreement and the other Loan Documents (as amended hereby).

References to Credit Agreement

.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

Consent of Guarantors

.  By execution of this Amendment, Guarantors  hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and the execution and delivery of and any other agreements contemplated in hereby, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents, as the same may be modified in connection with this Amendment, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

Representations

.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows as of the date of this Amendment:

Authorization

.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any of such Persons or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons other than the liens and encumbrances in favor of the Agent contemplated by this Amendment and the other Loan Documents, and (vi) do not require any approval or consent of any Person other than those already obtained and delivered to the Agent.

Enforceability

.  This Amendment and each other document executed and delivered in connection with this Amendment are the valid and legally binding obligations of Borrower and Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

Approvals

.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained.

Reaffirmation

.  Each of the representations and warranties made by or on behalf of Borrower, Guarantors or any of their respective Subsidiaries contained in this Amendment, the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment are true in all material respects as of the date as of which they were made and are true in all material respects as of the date hereof, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

No Default.  By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents immediately after the execution and delivery of this Amendment and the other documents executed in connection herewith (other than the Potential Leawood Default), and that no Default or Event of Default has occurred and is continuing (other than the Potential Leawood Default).  Borrower and Guarantors certify that the Standstill Conditions are satisfied as of the Effective Date.

Waiver of Claims

.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Ratification

.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents.  Nothing in this Amendment or any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).  This Amendment shall constitute a Loan Document.  By execution hereof, Borrowers and Guarantors acknowledge that Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future modification, amendment, waiver, standstill, forbearance, indulgence or consent.

Counterparts

.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Miscellaneous

.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

Amendments of Other Loan Documents

.  The Lenders authorized Agent to execute and deliver amendments to the other Loan Documents as Agent deems appropriate contemporaneously with the execution and delivery of this Amendment.

Effective Date

.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(r) the execution and delivery of this Amendment by Borrower, Guarantors, Agent, and the Lenders;
(s) the execution and delivery of that certain Agreement Regarding Fees by Borrower, KCM, Agent, and the Lenders with respect to this Amendment;
(t) delivery to Agent of a current Compliance Certificate and Borrowing Base Certificate acceptable to Agent;
(u) receipt by Agent of such other consents, resolutions, certificates, documents, instruments, amendments to Loan Documents and agreements as the Agent may reasonably request; and

(v) the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby (provided that Borrower shall have paid the reasonable attorneys’ fees and costs of Agent and the Lenders, if any, in connection with this Amendment and the transactions contemplated hereby).

2. Amendment as a Loan Document. The Amendment shall constitute a Loan Document.

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.

BORROWER:

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner

By: /s/ Jill Burger
Name: Jill Burger
Title: Vice President

GUARANTORS:
CONDOR HOSPITALITY REIT TRUST, a Maryland real estate investment trust By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CONDOR HOSPITALITY TRUST, INC., a Maryland corporation By: /s/ Jill Burger Name: Jill Burger Title: Interim Chief Financial Officer
TRS LEASING, INC., a Virginia corporation By: /s/ Jill Burger Name: Jill Burger Title: Vice President

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Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

CDOR AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President

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Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

TRS TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR MCO VILLAGE, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS MCO VILLAGE, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR ELP EDGE, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS ELP EDGE, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR AUS CASEY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President

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Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

TRS AUS CASEY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR AUS TECH, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS AUS TECH, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
CDOR CHS HOLIDAY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President
TRS CHS HOLIDAY, LLC, a Delaware limited liability company By: /s/ Jill Burger Name: Jill Burger Title: Vice President

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Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

SPPR-DOWELL, LLC, a Delaware limited liability company By: SPPR-Dowell Holdings, Inc., a Delaware corporation, its manager By: /s/ Jill Burger Name: Jill Burger Title: Vice President

SPPR-DOWELL TRS SUBSIDIARY, LLC, a Delaware limited liability company

By:  Condor Hospitality REIT Trust, a Maryland real estate investment trust, its manager

By: /s/ Jill Burger

Name: Jill Burger

Title: Vice President

SPPR-DOWELL HOLDINGS, INC., a Delaware corporation

By: /s/ Jill Burger
Name: Jill Burger
Title:   Vice President

(Signatures Continued On Next Page)

Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company

By: /s/ Jill Burger

Name: Jill Burger

Title: Vice President

SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company

By: /s/ Jill Burger

Name: Jill Burger

Title: Vice President

(Signatures Continued On Next Page)

Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By: /s/ Daniel Stegemoeller
Name:  Daniel Stegemoeller
Title:  Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Joshua A. Castro
Name:  Joshua A. Castro
Title:  Assistant Vice President

BMO HARRIS BANK N.A.

By: /s/ Megan Loos
Name:  Megan Loos
Title:  Assistant Vice President

Signature Page to Tenth Amendment to Credit Agreement - KeyBank/Condor